Exhibit 10.4

PROMISSORY NOTE

$23,000	Minneapolis, Minnesota
January 25, 2006

FOR VALUE RECEIVED, ProUroCare, Inc., a Minnesota corporation, (“Borrower”) hereby promises to pay to the order of Adron Holdings, LLC, Minnesota limited liability partnership, or its assignee (“Lender”) in Minneapolis, Minnesota, in lawful money of the United States of America in immediately available funds the principal amount of TWENTY THREE THOUSAND DOLLARS AND NO CENTS ($23,000.00). Payment of this amount owed by Borrower is to be made no later than March 14, 2006.

In addition, Borrower shall pay Lender an administrative fee of Four Thousand Dollars and No Cents ($4,000.00) no later than March 14, 2006; however, in the event the principal amount is fully paid to Lender before March 14, 2006, the amount of the administrative fee to be paid will be reduced pro rata based upon a calculation of the fee which would be charged on a daily basis during the term of the Note and reducing the fee by the daily rate determined for each day before March 14, 2006 after payment of the full principal owed.

This Note is prepayable in whole or in part at any time prior to maturity at the option of the undersigned without penalty or premium. Amounts prepaid shall be first applied to accrued and prepaid interest and then to principal.

In the event of default hereunder, including failure by Borrower to pay by March 14, 2006 any amount due and owing, Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys’ fees. Borrower waives demand, presentment, notice of presentment, protest, notice of protest, and notice of dishonor.

THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

ProUroCare, Inc.

By	Richard B. Thon
	Its	CFO